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                               SENSAR CORPORATION

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement is between Sensar Corporation, a Nevada corporation, (the "Company"), and Steven Strasser (the "Optionee"), pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"). In consideration of the mutual covenants, conditions and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:

                  1. OPTION GRANT. The Company grants to the Optionee on the terms and conditions of this Agreement the right and the option (the "Option") to purchase all or any part of 625,000 shares of the Company's Common Stock. The exercise price for the Options shall be $0.25 per share, subject to adjustment pursuant to Section 4 of this Stock Option Agreement. The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement. The Option is NOT intended to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

                  2.       GRANT DATE; EXPIRATION DATE.

                           (a)      The Grant Date for this Option is February
__, 2002. The Option will become exercisable on the date that a certificate of merger is filed with the Secretary of State for the State of Delaware effecting a merger of a wholly-owned subsidiary of the Company with and into VitalStream, Inc. (the "Effective Time"). The Option shall continue in effect until the earlier to occur of (a) the two-year anniversary of the Effective Time, and (b) the date for partial or complete termination of the Option provided in Section 2 or Section 6 of EXHIBIT A or subsections 2(b), 2(c) and 2(d) of this Stock Option Agreement (with respect to each portion of the Option, the earliest such date, the "Expiration Date"). The Option (or the portion thereof that has terminated) shall not be exercisable after the Expiration Date.

                           (b)      On the date 30 days after the Company has
delivered to the Optionee a notice that the Common Stock has traded at a price exceeding $.60 per share (adjusted for any stock splits or similar events) for 20 days in any 30 consecutive trading day period (provided that the Report (as defined below) has been filed prior to the commencement of such 30 consecutive trading day period and the Company is current in its filings of the Securities Exchange Act of 1934 filings at all times during such 30 consecutive trading day period), this Option shall terminate with respect to the amount by which 250,000 shares of Common Stock exceeds the number of shares of Common Stock with respect to which the Option has been exercised.

                           (c)      On the date 30 days after the Company has
delivered to the Optionee a notice that the Common Stock has traded at a price exceeding $.60 per share (adjusted for any stock splits or similar events) for 20 days in any 30 consecutive trading day period following the expiration of the 30-day and 30 consecutive trading day periods described in subsection 2(b), (provided that the Company is current in its filings of the Securities Exchange Act of 1934 filings at all times during such 30 consecutive trading day period), this Option shall terminate with respect to the amount by which 500,000 shares of Common Stock exceeds the sum of the number of shares of Common Stock with respect to which the Option has been exercised and the number of shares of Common Stock with respect to which the Option terminated pursuant to subsection 2(b).



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                           (d)      On the date 30 days after the Company has
delivered to the Optionee a notice that the Common Stock has traded at a price exceeding $.60 per share (adjusted for any stock splits or similar events) for 20 days in any 30 consecutive trading day period following the expiration of the 30-day and 30 consecutive trading day periods described in subsection 2(c), (provided that the Company is current in its filings of the Securities Exchange Act of 1934 filings at all times during such 30 consecutive trading day period), the Option shall terminate.

                  3. REGISTRATION STATEMENT. Except as set forth in the last sentence of this paragraph, the Company shall keep effective its Registration Statement on Form S-8, File No. 333-82218 (the "Registration Statement"), during all periods prior to the Expiration Date for the entire Option. The Company covenants and agrees to file with Securities and Exchange Commission on or before the 30th day following the Effective Time (or if such day falls on a date filings are not accepted, the first business day thereafter) a Current Report on Form 8-K containing (i) all of the information required by Items 2 and 7 of Form 8-K (including all financial statements notwithstanding the 60-day grace period set forth therein), and (ii) substantially all of the information that would be included in a General Form of Registration on Form 10 or Form 10-SB (whichever is applicable) describing the Company as it exists immediately after the Effective Time (the "Report"). The Optionee acknowledges and agrees that such Registration Statement will be suspended between the Effective Time and the date the Company files the Report with the Securities and Exchange Commission.

                  4.       ADJUSTMENTS FOR LOWER-PRICE ISSUANCES.

                           (a)      If at any time after the Effective Time but
prior to the Expiration Date, the Company shall sell or issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities representing the right to subscribe for or purchase shares of Common Stock, excluding Exempt Securities (as defined below), at a price per share of Common Stock (the "Issue Price") (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such rights, options, warrants or convertible or exchangeable securities), that is lower than $.45, then the exercise price shall be adjusted (calculated to the nearest $.001) so that it shall equal the price determined by multiplying the exercise price set forth in
Section 1 by a fraction, the numerator of which shall be the Issue Price and the denominator of which shall $.45. Such adjustment shall be made successively whenever such an issuance is made if, and only if, the effect of such subsequent adjustment would be to reduce the exercise price then in effect.

                           (b)      "Exempt Securities" shall mean (i) shares,
rights, options, warrants or convertible or exchangeable securities issued in any payment, subdivision, combination or reclassification of a nature described in Section 5 of Exhibit A to this Agreement, (ii) shares of Common Stock issuable upon the exercise of rights, options, warrants or convertible or exchangeable securities representing the right to subscribe for or purchase shares of Common Stock that are or become outstanding as of the Effective Time or are granted pursuant to an Option Exchange Agreement executed pursuant
Section 1.5 of the Agreement and Plan of Merger dated February 13, 2002 (the "Merger Agreement") among the Company, VitalStream and VitalStream Operating Corporation pursuant to the Company's 2001 Stock Incentive Plan or any similar plan, (iii) shares of Common

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Stock, or rights, options, warrants or convertible or exchangeable securities representing the right to subscribe for or purchase shares of Common Stock, issuable or issued pursuant to any stock purchase, stock grant, stock bonus, stock option or similar arrangements for employees, directors or consultants of the Company under arrangements or plans approved by the Board of Directors of the Company, (iv) shares of Common Stock issued pursuant to Section 1.4 of the Merger Agreement or in connection with any subsequent merger, asset purchase or other transaction by which the Company or its shareholders acquire assets of or equity interests in any entity.

                           (c)      If at any time the Company shall sell and
issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the preceding subsections, the Board of Directors of the Company shall determine, in good faith, the fair market value of said property.

                           (d)      Notwithstanding the foregoing, there shall
be no adjustment of the Exercise Price in respect of the Common Stock pursuant to Section 4 if the amount of such adjustment shall be less than $0.001 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         The parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

---------------------------------------------------------- --------------------------------------------------------
SENSAR CORPORATION                                         OPTIONEE

By:       /s/ Andrew Bebbington                            /s/ Steve Strasser
          ---------------------------                      -----------------------------
Title:    Chief Financial Officer                          Steve Strasser
          ---------------------------

Address:                                                   Address:
136 East South Temple                                      _______________________________
Suite 2325                                                 _______________________________
Salt Lake City, Utah 84111
---------------------------------------------------------- --------------------------------------------------------

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                               SENSAR CORPORATION

                                  EXHIBIT A TO
                             STOCK OPTION AGREEMENT


         1. TIME OF EXERCISE OF OPTION. Until it expires or is terminated as provided in Sections 2, 6 or 7 of this Exhibit A, the Option may be exercised from time to time to purchase up to the number of whole shares as to which it has become exercisable.

         2.       TERMINATION OF EMPLOYMENT OR SERVICE.

                  2.1      [intentionally left blank]

                  2.2      TERMINATION GENERALLY. [intentionally left blank]

                  2.3 TERMINATION BECAUSE OF TOTAL DISABILITY. If the Optionee's employment or service with the Company terminates because of total disability, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

                  2.4 TERMINATION BECAUSE OF DEATH. If the Optionee dies while employed by or in the service of the Company, the Option may be exercised at any time before the Expiration Date or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of death and only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                  2.5 LEAVE OF ABSENCE. Absence on leave approved by the Company or any subsidiary or parent of the Company for which the Optionee has provided services as an employee, consultant or director (the "Employer") or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of the Option shall be suspended during any other unpaid leave of absence.

                  2.6 FAILURE TO EXERCISE OPTION. To the extent that the Option of any deceased Optionee or any Optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate.

         3. METHOD OF EXERCISE OF OPTION. The Option may be exercised only by notice in writing from the Optionee to the Company of the Optionee's binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on



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which the Optionee agrees to complete the transaction, which may not be more than 30 days after delivery of the notice, and, if required to comply with the Securities Act of 1933, containing a representation that it is the Optionee's intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase, the Optionee must pay the Company the full exercise price of those shares in cash or by check. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. The Optionee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, in cash or by check, on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law.

         4. NONTRANSFERABILITY. The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death, and during the Optionee's lifetime, the Option is exercisable only by the Optionee.

         5. STOCK SPLITS, STOCK DIVIDENDS. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Company in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Company shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Company. Any such adjustments made by the Company shall be conclusive.

         6. MERGERS, REORGANIZATIONS, ETC. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan prior to the consummation of the
Transaction:

                           6.1 The Option shall remain in effect in accordance with their terms.

                           6.2 The Option shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise

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         price of the converted Options shall be determined by the Board of
         Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. The converted Options shall be vested only to the extent that the vesting requirements relating to the Options have been satisfied.

                           6.3 The Company shall provide a period of a least 10 days before the completion of the Transaction during which the Option may be exercised, to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, its sole discretion, accelerate the exercisability of the Options so that the Options is exercisable in full during that period.

Notwithstanding anything in this Agreement to the contrary, any proposed merger, acquisition, subsidiary merger, issuance of stock, change of control or other transaction that might qualify as a Transaction that occurs on or before June 30, 2002 and involves VitalStream, Inc. as a party shall not be deemed to be a Transaction for purposes of this Agreement. There shall be no adjustment made under this Section 6 with respect to such transaction.

         7. DISSOLUTION. In the event of the dissolution of the Company, the Company shall provide a period of 30 days or less before the dissolution of the Company during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Company may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

         8. MARKET STAND-OFF. The Optionee agrees, in connection with any public equity offering by the Company, (a) not to sell or otherwise dispose of any securities of the Company in conformance with terms of the lock-up or similar agreement proposed by the underwriters for such offering and (b) to execute an agreement in the form proposed; provided that (x) substantially all of the Company's officers and directors enter into identical agreements, (y) the restrictive period does not exceed 180 days following the offering, and (z) the failure to execute a form of agreement shall not affect the enforceability of this covenant. To enforce this covenant, the Company may impose stop-transfer instructions with respect to the securities of the Optionee until the end of the restrictive period.

         9. RESTRICTIONS ON TRANSFER OF SHARES. Any shares purchased under this Option will be subject to the restrictions on transfer, if any, included in the Company's articles of incorporation and to any buy-sell agreement, shareholder agreement, stock transfer agreement or similar agreement then in effect between the Company and holders of at least a majority of the Company's outstanding Common Stock, and the Optionee agrees to become a party to any such agreement.

         10. CONDITIONS ON OBLIGATIONS. Notwithstanding any contrary provision in this Agreement, except as waived on a case by case basis by the Company in its sole discretion, no person may exercise the Option unless the shares to be acquired have been registered under the Securities Act of 1933 (the "Act") and any other applicable securities laws of any state, or the Company has received an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Option and the issuance of shares pursuant to the exercise is registered or exempt from such registration requirements. Unless the issuance of the shares to the Optionee has been registered under the Act and applicable state securities laws, the Optionee shall represent to the Company, as a condition precedent to the Company's obligation to issue shares of Common Stock upon

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exercise of the Option, that: (a) the Optionee is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (b) the Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws; and (c) the Optionee acknowledges that the shares will be subject to stop transfer instructions and bear such restrictive legends as the Company may reasonably require for purposes of securities law compliance. Notwithstanding anything to the contrary in this Agreement, the inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

         11. NO RIGHT TO EMPLOYMENT OR SERVICE. Nothing in the Plan or this Agreement shall (i) confer upon the Optionee any right to be continued in the employment or service of an Employer or interfere in any way with the Employer's right to terminate the Optionee's employment or service at will at any time, for any reason, with or without cause, or to decrease the Optionee's compensation or benefits, or (ii) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

         12. SUCCESSORS OF COMPANY. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

         13. NOTICES. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail by registered or certified mail, postage prepaid. Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

         14. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock until the date the Optionee becomes the holder or record of those shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

         15. AMENDMENTS. The Company may at any time amend this Agreement if the amendment does not adversely affect the Optionee. Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the state of Utah.

         17. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.


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